CONSULTING AGREEMENT

       THIS CONSULTING AGREEMENT (this "Agreement") is entered into and is effective as of, October 5, 2009 (the "Effective Date") by and between NASUS CONSULTING, INC. (Symbol: NSUS), a company incorporated under the laws of Nevada, with a principal place of business at 258 Southhall Lane, Suite 420, Maitland, Florida 32751 ("Company") and Big Apple Consulting USA, Inc., a Delaware Corporation, with principal offices at 2101 West State road 434, Suite 100, Longwood, Florida 32779 ("Consultant").

				R E C I T A L S:

	A.	Consultant maintains an extensive database of brokers
representing investors interested in owning stock in companies such as the Company and employs a stock profiler team which regularly communicates with such brokers.

	B.	Company wishes to improve its visibility in the retail
and institutional brokerage community.

					T E R M S:

	NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

1.00	Services to be Performed by Consultant

	1.01	Consultant shall use its database of securities
brokerage firms and their respective registered representatives ("Brokers"), containing over 25,000 active Brokers throughout the United States, and shall direct a profiler team to contact Brokers, appropriately qualified according to the Company's criteria,
regarding the Company.   Consultant's profilers will continue to
"cold call" Brokers on a regular basis, which will continually add new Brokers' to the database.

	1.02  	Using materials at all times pre-approved by the
Company, consultant shall diligently market and promote Company to Brokers and advisors, counselors, trustees, agents and other entities whom Consultant is legally permitted to contact and shall introduce Company and its principals to Consultant's current and future network of brokerage firms and market makers. Consultant shall promote Company on a daily basis through all of their profilers and will train new profilers, as retained, to promote the Company. Company understands and agrees that Consultant's database constitutes proprietary information owned by Consultant, however, if requested, on a bi-weekly basis Consultant will provide Company with a total of all calls made by Consultant's profilers.

	1.03	Consultant shall provide investor lead management
and other services ("Services") that are identified and set forth on Exhibit A attached hereto. Consultant will handle Broker inquiries in a professional manner and will maintain a high call volume to outside financial institutions on behalf of the Company.
In all cases, Consultant will provide periodic activity reports to the Company.


	1.04	Consultant shall organize, initiate, manage and facilitate
Broker conference telephone calls and other presentations mutually agreeable to Company and Consultant. Expenses for Broker conference calls and other presentations are to be paid by the Consultant, and must be pre-approved by the Company.

	1.05	Consultant shall review and monitor Company's stockholder
base and all transfer agent and DTC reports, and shall analyze, present to, and discuss with Company the results and implications of such reports. Company agrees to provide Consultant with all DTC reports on a weekly basis and a NOBO lists on a reasonable basis as required to support properly, Consultant's efforts.

	1.06	Consultant shall provide Company with DTC analysis on no less than a monthly basis, and will use its best efforts to provide said analysis on a more frequent basis, provided Company complies with 1.05.

	1.07	Company will be permitted to visit Consultant's facility on
a regular basis and will have the ability to talk in person with Consultant's employees regarding their progress during the campaign. Consultant's employees will be allowed to contact Company's management for weekly conference calls and Company will be permitted to communicate with Consultant's management with updated emails on a regular basis. However, Company represents and warrants it will not discuss any information that may be considered to be "insider information" with any employee of Consultant including its upper management.

	1.08	It is acknowledged and agreed by the Company that
Consultant, which term shall include its employees, does not carry any professional licenses or memberships in any self-regulatory organizations and is not licensed (other than maintaining an occupational licenses) to engage in any regulated activity.
It is further acknowledged and agreed by the Company that Consultant does not intend to render legal advice or perform accounting services and does not intend to act as an investment advisor or a broker/dealer within the meaning of such terms under any applicable state or federal securities law.

	1.09	Consultant may use all of Company's Intellectual
Property, as specifically pre-approved by the Company, that is necessary for Consultant to provide the Services, including but not limited to using Company's name, logo and trademarks on any web site maintained by Consultant or in any promotional materials created in providing the Services as contemplated hereunder provided that the Company approves any such promotional materials in advance. Company will not link any other web site to a web site maintained by Consultant without the prior written consent of Consultant. Except as expressly granted hereby, this Agreement does not give either party any right, title or interest in or to the Intellectual Property of the other party. After this Agreement has been terminated, all right, title and interest in and to each party's Intellectual Property shall be held solely by that party.


	1.10	Company hereby appoints Consultant to provide the
Services  identified in Exhibit "A", which is annexed hereto.


2.00  	Terms, Fees and Escrow

	2.01	The term of this Agreement shall commence on the
Effective Date and shall expire six (6) months thereafter (the "Initial Term"). After the Initial Term, this Agreement shall automatically renew for consecutive six (6) month terms
(the "Renewal Period"), unless sooner terminated in writing by the Company no later than ten (10) days prior to the expiration of the Initial Term or any Renewal Period.

	2.02	Compensation: As compensation for Consultant's
services required hereunder, Consultant shall be entitled to receive:

	(a) On a monthly basis Consultant shall be entitled to receive Thirty Five Thousand U.S. Dollars ($35,000) per month due the 1st of each month, payable in the form of cash or cashier's check on thirty day terms from invoice date. Notwithstanding the following, there shall be due and payable upon signing of this Agreement $35,000 representing the first month's compensation. Subsequent monthly payments shall be due commencing on or before November 5, 2009.

	(b) Services will be provided by Consultant from the Effective Date.

3.00	Termination

	In the event of a breach of this Agreement by Company, Company shall be responsible for any outstanding fees and expenses. Consultant shall have the right to terminate this Agreement on the grounds of the Company's failure to remit the required monthly payments or in the event of any breach of the Agreement by Company. Company has the right to terminate this agreement with thirty (30) days written notice. During this notice period, Company and Consultant agree to continue to observe the terms and conditions of this Agreement, including but not limited to section 2 above. The parties agree that written notice will be deemed accepted and received by the parties via certified mail delivered to the address above and/or by fax notification or sent via e-mail transmission.

4.00 	Representations

	Company represents and warrants that, to the best of its knowledge, it has made and is in compliance with all required filings and regulations of FINRA, the SEC and/or any other governmental agencies known to the Company, and that the Company's stock is not currently suspended from trading for any reason whatsoever. Company further represents and warrants that during the term of this agreement, it will continue to use best professional efforts to file all required reports with the SEC, FINRA and/or any other governmental agencies and will continue to adhere to SEC, FINRA and/or any other governmental agency's requirements, and that it will take whatever steps it deems necessary to keep its shares listed and "fully reporting" through the OTC/BB. The Company's failure to comply with the provisions of this paragraph shall constitute a material breach of the parties' agreement.

	Company understands that the FINRA and SEC require that all press releases be based on fact. Therefore, Company represents and warrants that it will maintain a filing of all press releases with the necessary supporting documentation verifying the contents of the press release and the Company will maintain back up and support documents relating to every press release that is made by or for the benefit of the Company.

	4.01	Representations and Warranties of Company.
Company represents, warrants and agrees:

	(a)	Company has the legal capacity and authority
to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Company and is its legal, valid and binding agreement, enforceable against Company in accordance with its terms. Company's execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate the governing documents of Company or any of its affiliates or any obligations of Company or any of its affiliates, whether arising by contract, operation of law or otherwise.

	(b)	To its knowledge, there is not a pending or
threatened action, suit or proceeding before or by any court or other governmental body or regulatory authority to which Company or any of its employees or affiliates is or may be a party or any of its properties is or may be subject, and no event has occurred that might affect Company's ability to execute, deliver and perform its obligations under this Agreement. Without limiting the foregoing, to its knowledge, none of Company and Company's employees and affiliates

		i.	is subject to an order of the U.S.
	Securities and 	Exchange Commission (the "SEC") or
	any other securities regulatory authority;

		ii.	has been convicted of any felony
	or misdemeanor;

		iii.	has been found by the SEC or any other
	securities regulatory 	authority to have engaged in,
	or has been convicted of engaging in any violation of state or federal securities or the rules and regulations of any self regulatory organization; or

		iv.	has been found liable in any civil
	proceeding with respect to, a violation of any federal securities law or any securities law of any other jurisdiction, or the rules or regulations there under, or aiding, abetting, counseling commanding, inducing or procuring such a violation by another person.

	(c)	The Company believes that all offers and sales
of securities issued by Company, if any, have complied and will comply with the securities and other laws, and the rules and regulations there under, of each jurisdiction in which any such offer or sale was or is made. Without limiting the foregoing, Company has timely filed all documents with the SEC (the "SEC Reports"). The SEC Reports comply in all respects with the requirements of the Securities
Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations there under. None of the SEC Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Company's financial statements included in the SEC Reports comply in all respects with applicable accounting requirements and the published rules and regulations of the SEC, have been prepared in accordance with generally accepted accounting principles (except, in the case of un-audited statements, as permitted by Regulations S-X) applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present Company's financial position as of the dates thereof and the results of its operations and cash flows for the periods then ended
(subject, in the case of un-audited statements, to normal year-end audit adjustments).

	(d)	The Company believes that all information,
documents and other materials provided by the Company to Consultant in connection with the Services (the "Information") are accurate, complete, true and correct, and no such information, documents or other material contains any untrue statement of a material fact or omits to state the statements therein, in light of the circumstances under which they are made, not misleading.

	(e)	To the best of its knowledge, the Company
owns, or has the contractual right to use, all intellectual property it uses in its business, including, without limitation, all trade secrets, licenses, trademarks, service marks, trade names, logos, brands, copyrights, patents, franchises, proprietary technology, domain names and permits (collectively, "Intellectual Property"). Neither Company nor any of its employees or affiliates is in breach of any license or agreement between Company and any third party with respect to Company's Intellectual Property and neither Company nor any of its employees or affiliates has infringed or is infringing on any Intellectual Property of another party.


	(f)	The foregoing representations and warranties
shall continue during the term of this Agreement and if any event occurs that could make any of the foregoing incomplete or inaccurate; such event shall be deemed to be a material breach by Company of this Agreement and Company immediately shall notify Consultant of such event.

	4.02.	Representations and Warranties of Consultant:
Consultant represents and warrants to Company and agrees with Company that:

	(a)	Consultant has the legal capacity and
authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Consultant and is its legal, valid and binding Agreement, enforceable against Consultant in accordance with its terms.
Consultant's execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate Consultant's governing documents or any obligations by which 'Consultant is bound, whether arising by contract, operation of law or otherwise.

	(b)	Consultant is authorized to conduct
business under the laws of each jurisdiction where it is required to be so authorized, and shall maintain such authorizations during the term of this Agreement if required by applicable law to do so to provide the Services to Company. Consultant shall provide the Services in compliance with all applicable laws and regulations.

	(c)	Consultant shall not release any information
or make any statement relating to the Company or its business without first having received written approval from the Company.

	(d)	Consultant shall not perform any Services
on behalf of the Company other than those Services which are specifically set forth on Exhibit A hereto.

5.00    Miscellaneous Terms

	5.01	Successors. The provisions of this Agreement
shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the parties to this Agreement.

	5.02	Governing Law.  This Agreement and the
interpretation and enforcement of the terms of this Agreement shall be governed under and subject to the laws of the State of Florida.


	5.03	Jurisdiction.  Jurisdiction for court action,
court and authorities in the State of Florida or the Federal District Court having venue for the State of Florida should have jurisdiction over all controversies that may arise with respect to this agreement. Company hereby waives any other venue to which it might be entitled to by virtue of domicile or otherwise and expressly consents and acknowledges that the courts and authorities in the State of Florida shall have jurisdiction.

	5.04	Integration.  This Agreement, after full
execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited herein above.

	5.05	Attorneys Fees.  In the event of a dispute
between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

	5.06	Context.  Wherever the context so requires,
the singular number shall include the plural and the plural shall include the singular.

	5.07	Captions. The captions by which the sections
and subsections of this Agreement are 	identified are for
convenience only, and shall have no effect whatsoever upon its interpretation.

	5.08	Severance.  If any provision of this Agreement
is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

	5.9	Counterparts.  This Agreement may be executed
in any number of counterparts, each of which shall be deemed an original and, when taken together shall constitute one and the same instrument.

	5.10	Expenses Associated With This Agreement.
Each of the parties hereto agrees to bear its own costs, attorney's fees and related expenses associated with this Agreement.

	5.11	Arbitration.  Any dispute or claim arising from or
in any way related to this agreement shall be settled by arbitration in Orlando, Florida. All arbitration shall be conducted in accordance with the rules and regulations of the American
Arbitration Association ("AAA") except that no depositions or interrogatories shall be permitted. AAA shall designate a single arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list. Each party shall pay its own expenses associated with such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

	5.12	Assignment.  Neither Company, nor Consultant,
shall have the right to assign or delegate this Agreement or any rights or obligations created hereby unless the non-assigning party expressly approves the assignment in writing.

	5.13	Authority to Bind.  A responsible officer of
each party has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that party to execute it.

	5.14	Continuing Obligations:  Both Company and
Consultant shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

	5.15	Payment Failure:  If at any time, Company
shall be in default of the payment provisions of this contract for a period greater than five (5) days, all services provided byConsultant under this Agreement shall be suspended until such time as payment in full of any outstanding balance is made and services under the Agreement shall be reinstated on the day after the day on which payment is received. Consultant reserves the right, at Consultant's sole option, to submit and assign any outstanding balance to an independent third party for the purpose of collecting any outstanding balance owed Consultant.

	5.16	Notices:  All notices must be in writing and
sent to the appropriate address listed above, or to such other address as either party may designate in writing, by first class mail and either certified mail return receipt requested or overnight courier service or by facsimile or e-mail.
In the case of certified mail notice shall be deemed given as of the date of deposit with the United States Postal Service, and in case of overnight courier service notice shall be deemed given as of the date of deposit with such overnight courier service.

	5.17	Confidentiality: Both Consultant and Company
agree that it will not at any time, or in any fashion or manner divulge, disclose or otherwise communicate to any person or corporation, in any manner whatsoever, any information of any kind, nature, or description concerning any matters affecting or relating to the business of each others company. This includes its method of operation, or its plans, its processes, or other data of any kind or nature that they know, or should have known, is confidential and not already information that resides in the public domain. Both the Consultant and Company expressly agree that confidentiality of these matters is extremely important and gravely affect the successful conduct of business of each company, and its goodwill, and that any breach of the terms of this section is a material breach of this Agreement. The provisions of this section shall survive termination of the Agreement.

6.00	Conflicts of Interest

	6.01	Consultant and other Consultant divisions and
associates provide services similar to the Services, as well as other services, to other Companies, including Company's competitors. This creates conflicts of interest over Consultant's time devoted to providing the Services and providing services to other Companies. Consultant will attempt to resolve all such conflicts in a manner that is generally fair to all of its Companies.

	6.02	Certain Circumstances: Consultant assumes
no responsibility for any occurrences beyond Consultant's control.

7.00	Disclaimer of Responsibility for Acts of the Company

	In no event shall Consultant be authorized or required by this Agreement to represent or make management decisions for the Company. Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Company as a consequence of such decisions by the Company or any affiliates or subsidiaries of the Company as a result of services performed by Consultant hereunder. CONSULTANT DISCLAIMS ANY AND ALL WARRANTIES RESPECTING THE SERVICES AND ACTIVITIES,
INCLUDING ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, HOWEVER CAUSED, EVEN IF CONSULTANT HS BEEN ADVISED OF THE POSSIBILITY OF LIKELIHOOD OF SUCH DAMAGES.
IN NO EVENT SHALL CONSULTANT'S LIABILITY FOR
DAMAGES UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS
OF HOW ARISING, EXCEED THE AMOUNT OF CASH COMPENSATION
PAID TO CONSULTANT HEREUNDER.

8.00	Limitations on Liability

	The obligations of Consultant under this Agreement are limited solely to furnishing the Services to Company. Consultant provides the Services without warranty of any kind, either express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose, which Consultant disclaims. Consultant does not guarantee or make any representations or warranties regarding the results or benefits of the Services. Company is responsible for all information, including, but not limited to, Company's Intellectual Property, that is transmitted, published, distributed, presented or otherwise disseminated in connection with or as a result of the Services. Consultant shall not be liable to Company or any of its shareholders, employees, officers, directors or affiliates for any direct, indirect, consequential, incidental, special or punitive damages, including but not limited to lost profits, loss of opportunity and other damages (collectively "Damages").

9.00	Independent Contractor

	Consultant is and will hereafter act as an independent contractor and not as an employee of Company, and nothing in this Agreement may be interpreted or construed to create any employment, partnership, joint enture or other relationship between Consultant and Company. Nothing contained herein shall be considered to create an employer-employee relationship between the Parties to this Agreement. The Company shall not make social security, workers' compensation or unemployment insurance payments on behalf of Consultants. The parties hereto acknowledge and agree that Consultant cannot guarantee the results of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its reasonable business efforts in providing services to Company.


	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

					COMPANY:
					Nasus Consulting, Inc.

					/s/ John Jenkins
				By:	_____________________________
					John Jenkins, President


					CONSULTANT:
					Big Apple Consulting USA, Inc.

					/s/ Marc Jablon
				By:	__________________________
					Marc Jablon, President


E X H I B I T "A"

SERVICES TO BE PERFORMED

       At the direction of and with the consent of the Company, Consultant has agreed to provide the services described below under the terms and conditions set forth in this Agreement:

	A)	Prepare and develop a corporate financial
website for the Company targeted at the financial community. In the event that either the Company terminates this Agreement at any time after its execution or the Company is in default or breach of this Agreement for any reason whatsoever, then CONSULTANT, at CONSULTANT's sole option and in CONSULTANT's sole discretion, shall have the right to discontinue the maintenance and hosting of Company's website and, further, CONSULTANT shall not be under any obligation to continue the services described in this Agreement or the Exhibits annexed hereto and, further, ownership of the content and design of the website and domain name shall revert back to and vest in CONSULTANT.

	B)	Assist Company in editing Press Releases
and keeping a calendar of Press Releases going out.

	C)	Prepare a comprehensive media and
publication plan for the Company's promotion


/s/ NCI & /s/BACUSA
Initials Company & Initials Consultant